U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 24, 2012

                         Commission File No. 333.136247


                           DOMARK INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   20-4647578
                        (IRS Employer Identification No.)

                              1809 E Broadway, #125
                                Oviedo, FL 32765
                    (Address of principal executive offices)

                                  877-700-7369
                           (Issuer's telephone number)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" "Domark" refer to Domark International, Inc., a Nevada corporation.

ITEM 7.01 (REGULATION FD DISCLOSURE)

The Company had been made aware by the Chief Executive Officer of the Company, that a complaint had been filed against the Company for approximately $534,000 by the United States Trustee for the Middle District of Florida to claim against funds we owe to our Chief Executive Officer and his wife. The Company has not been served with the complaint. In the event the Company is served with the complaint, and the matter is not settled as set forth below, it will vigorously defend the complaint. However, the outcome of the litigation, if it were to occur, cannot be determined at this time.

On January 23, 2012, the Trustee's Motion For Approval and Notice of Compromise was filed to obtain the approval of the court of a settlement of the matters that were the subject of the complaint. Upon approval of the court, the complaint referenced herein will be dismissed.

Further information can be found in future filings of the Company with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DOMARK INTERNATIONAL, INC.


Date: January 24, 2012                   By: /s/ R. Thomas Kidd
                                             -----------------------------------
                                             R. Thomas Kidd
                                             Chief Executive Officer

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